UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: December 5, 2011
Date of Earliest Event Reported: November 30, 2011

1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)

(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2011, Boise Packaging Holdings Corp. (Boise Packaging Holdings), a subsidiary of Boise Paper Holdings, L.L.C. (Boise Paper Holdings), newly formed in connection with the closing of our acquisition of the Hexacomb protective packaging business of Pregis Corporation, entered into a Supplement No. 1 dated as of November 30, 2011 (the Supplement) with JPMorgan Chase Bank, N.A., as administrative agent (Agent), thereby becoming a party to the Guarantee and Collateral Agreement dated as of November 4, 2011, among BZ Intermediate Holdings LLC, Boise Paper Holdings, the subsidiaries of Boise Paper Holdings party thereto, and the Agent. Pursuant to the Supplement, Boise Packaging Holdings has pledged its assets as security for and guaranteed all obligations under our Credit Agreement dated as of November 4, 2011.

On November 30, 2011, pursuant to the terms of the Indenture dated as of October 26, 2009, as supplemented, governing our 9% Senior Notes due 2017 (9% Notes Indenture), and the Indenture dated as of March 19, 2010, as supplemented, governing our 8% Senior Notes due 2020 (8% Notes Indenture, and together with the 9% Notes Indenture, the Indentures), Boise Packaging Holdings also entered into (i) a Third Supplemental Indenture to the 9% Notes Indenture (Third Supplemental Indenture) with Boise Paper Holdings, Boise Finance Company, the other Note Guarantors (as defined in the 9% Notes Indenture), and Wells Fargo Bank, National Association, as trustee under the 9% Notes Indenture, and (ii) a Second Supplemental Indenture to the 8% Notes Indenture (Second Supplemental Indenture) with Boise Paper Holdings, Boise Co-Issuer Company, the other Note Guarantors (as defined in the 8% Notes Indenture), and Wells Fargo Bank, National Association, as trustee under the 8% Notes Indenture. Pursuant to the terms of the Second Supplemental Indenture and Third Supplemental Indenture, Boise Packaging Holdings has guaranteed our obligations under the 8% and 9% Senior Notes and the Indentures on the same terms and conditions as those set forth in the Indentures.

In addition, our newly acquired subsidiary, Hexacomb Corporation (Hexacomb), intends, as promptly as practicable, to enter into agreements substantially similar to the Supplement, Second Supplemental Indenture, and Third Supplemental Indenture, thereby pledging its assets as security for and guaranteeing our obligations under our Credit Agreement and guaranteeing our obligations under the 8% and 9% Senior Notes and the Indentures.

The foregoing description of the Supplement, Second Supplemental Indenture, and Third Supplemental Indenture is qualified in its entirety by reference to the complete text of the Supplement, Second Supplemental Indenture, and Third Supplemental Indenture, which will be filed, along with the substantially similar agreements to be entered into by Hexacomb, with the company's annual report on Form 10-K for the year ended December 31, 2011.

Item 8.01	Other Events.

On December 1, 2011, through our wholly-owned subsidiary Boise Paper Holdings, L.L.C., we completed our acquisition of the Hexacomb protective packaging business of Pregis Corporation for $125 million cash consideration, subject to the adjustments set forth in the Purchase Agreement dated October 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ Karen E. Gowland	By	/s/ Karen E. Gowland
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date: December 5, 2011